                                                                      EXHIBIT 12

                            BERKSHIRE HATHAWAY INC.

  CALCULATION OF RATIO OF CONSOLIDATED EARNINGS TO CONSOLIDATED FIXED CHARGES
                             (DOLLARS IN MILLIONS)


                                    NINE MONTHS ENDED
                                      SEPTEMBER 30,                       YEARS ENDED DECEMBER 31,
                                   -------------------     ------------------------------------------------------
                                     1996        1995        1995        1994        1993        1992       1991
                                   --------     ------     --------     ------     --------     ------     ------
Net earnings.....................  $2,123.9     $525.7     $  794.9     $553.0     $  843.6     $460.4     $507.0
  Income tax expense.............   1,045.4      160.0        276.2      163.2        439.7      142.5      147.4
  Minority interest in
    earnings.....................      16.6       10.4         13.3        8.7         10.0        5.2       11.0
  Equity in the earnings of less
    than 50% owned investees.....        --      (71.6)       (92.5)     (29.9)      (103.6)     (57.5)     (72.5)
  Fixed charges*.................      96.5       51.4         75.5       70.2         65.7       85.6       92.9
                                   --------     ------     --------     ------     --------     ------     ------
Earnings available for fixed
  charges........................  $3,282.4     $675.9     $1,067.4     $765.3     $1,255.4     $636.2     $685.8
                                   ========     ======     ========     ======     ========     ======     ======
Realized investment gain, pretax,
  included in earnings available
  for fixed charges..............  $2,428.6     $141.2     $  194.1     $ 91.3     $  546.4     $ 89.9     $192.5
                                   ========     ======     ========     ======     ========     ======     ======
Fixed charges*
  Interest on indebtedness.......  $   79.7     $ 40.6     $   59.3     $ 60.1     $   56.6     $ 76.1     $ 83.6
  Rentals representing
    interest.....................      16.8       10.8         16.2       10.1          9.1        9.5        9.3
                                   --------     ------     --------     ------     --------     ------     ------
                                   $   96.5     $ 51.4     $   75.5     $ 70.2     $   65.7     $ 85.6     $ 92.9
                                   ========     ======     ========     ======     ========     ======     ======
Ratio of earnings to fixed
  charges*.......................     34.01      13.15        14.14      10.90        19.11       7.43       7.38
                                   ========     ======     ========     ======     ========     ======     ======
Ratio of earnings, excluding
  realized investment gain, to
  fixed charges*.................      8.85      10.40        11.57       9.60        10.79       6.38       5.31
                                   ========     ======     ========     ======     ========     ======     ======


---------------

* Excludes fixed charges of finance businesses which consist of interest on indebtedness and, in years prior to 1994, interest on savings deposits. Fixed charges of finance businesses were as follows:


                                    NINE MONTHS ENDED
                                      SEPTEMBER 30,                       YEARS ENDED DECEMBER 31,
                                   -------------------     ------------------------------------------------------
                                     1996        1995        1995        1994        1993        1992       1991
                                   --------     ------     --------     ------     --------     ------     ------
Finance business fixed charges...      24.6       30.4         29.1       31.8         24.4       26.1       32.9


    Including fixed charges of finance businesses the ratios of earnings to fixed charges were as follows:


                                    NINE MONTHS ENDED
                                      SEPTEMBER 30,                       YEARS ENDED DECEMBER 31,
                                   -------------------     ------------------------------------------------------
                                     1996        1995        1995        1994        1993        1992       1991
                                   --------     ------     --------     ------     --------     ------     ------
Including realized investment
  gain...........................     27.31       9.70        10.48       7.82        14.21       5.93       5.71
Excluding realized investment gain...     7.25    7.73         8.63       6.92         8.14       5.12       4.18